Exhibit 23.2

LETTER OF CONSENT

We hereby consent to the reference to our reports, as detailed below, in the annual report on form 20-F of XTL Biopharmaceuticals Ltd. (hereinafter: "XTL") for the year ending December 31, 2012, dated April 25, 2013.

•	Impairment examination study of XTL's intangible asset, dated March 24, 2013
•	Purchase Price Allocation of Proteologics Ltd., dated March 24, 2013
•	Purchase Price Allocation of InterCure Ltd., dated November 25, 2012

/s/ BDO Ziv Haft Consulting and Management Ltd.

Tel Aviv, Israel

April 25, 2013